Exhibit 4.11





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                   REVOLVING CREDIT AGREEMENT



                  Dated as of January 31, 1996


                             between


                    WILMINGTON TRUST COMPANY,

                     as Subordination Agent,
                   as agent and trustee for the
           Continental Airlines 1996-B Pass Through Trust,

                           as Borrower


                              and


                          CREDIT SUISSE,

              acting through its New York Branch

                      as Liquidity Provider



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                          Relating to

        Continental Airlines 1996-B Pass Through Trust
     7.82% Continental Airlines Pass Through Certificates,
                         Series 1996-B

                        TABLE OF CONTENTS                    Page

                            ARTICLE I

                           DEFINITIONS

          Section 1.01.  Certain Defined Terms . . . . . . . .  1

                           ARTICLE II

               AMOUNT AND TERMS OF THE COMMITMENT

          Section 2.01.  The Advances. . . . . . . . . . . . .  7
          Section 2.02.  Making the Advances . . . . . . . . .  7
          Section 2.03.  Fees. . . . . . . . . . . . . . . . .  9
          Section 2.04.  Reduction or Termination of
               the Commitment. . . . . . . . . . . . . . . . .  9
          Section 2.05.  Repayments of Interest
               Advances or the Final Advance . . . . . . . . .  9
          Section 2.06.  Repayments of Provider
               Advances. . . . . . . . . . . . . . . . . . . . 10
          Section 2.07.  Payments to the Liquidity
               Provider Under the Intercreditor
               Agreement . . . . . . . . . . . . . . . . . . . 11
          Section 2.08.  Book Entries. . . . . . . . . . . . . 11
          Section 2.09.  Payments from Available Funds
               Only. . . . . . . . . . . . . . . . . . . . . . 11
          Section 2.10.  Extension of the Expiry Date;
               Non-Extension Advance . . . . . . . . . . . . . 12

                           ARTICLE III

                   OBLIGATIONS OF THE BORROWER

          Section 3.01.  Increased Costs . . . . . . . . . . . 12
          Section 3.02.  Capital Adequacy. . . . . . . . . . . 13
          Section 3.03.  Payments Free of Deductions . . . . . 14
          Section 3.04.  Payments. . . . . . . . . . . . . . . 14
          Section 3.05.  Computations. . . . . . . . . . . . . 14
          Section 3.06.  Payment on Non-Business Days. . . . . 15
          Section 3.07.  Interest. . . . . . . . . . . . . . . 15
          Section 3.08.  Replacement of Borrower . . . . . . . 16
          Section 3.09.  Funding Loss Indemnification. . . . . 16
          Section 3.10.  Illegality. . . . . . . . . . . . . . 16



                           ARTICLE IV

                      CONDITIONS PRECEDENT

          Section 4.01.  Conditions Precedent to
               Effectiveness of Section 2.01 . . . . . . . . . 17
          Section 4.02.  Conditions Precedent to
               Borrowing . . . . . . . . . . . . . . . . . . . 19

                            ARTICLE V

                            COVENANTS

          Section 5.01.  Affirmative Covenants of the
               Borrower. . . . . . . . . . . . . . . . . . . . 20
          Section 5.02.  Negative Covenants of the
               Borrower. . . . . . . . . . . . . . . . . . . . 20

                           ARTICLE VI

                   LIQUIDITY EVENTS OF DEFAULT

          Section 6.01.  Liquidity Events of Default . . . . . 21

                           ARTICLE VII

                          MISCELLANEOUS

          Section 7.01.  Amendments, Etc.. . . . . . . . . . . 21
          Section 7.02.  Notices, Etc. . . . . . . . . . . . . 21
          Section 7.03.  No Waiver; Remedies . . . . . . . . . 22
          Section 7.04.  Further Assurances. . . . . . . . . . 22
          Section 7.05.  Indemnification; Survival of
               Certain Provisions. . . . . . . . . . . . . . . 22
          Section 7.06.  Liability of the Liquidity
               Provider. . . . . . . . . . . . . . . . . . . . 23
          Section 7.07.  Costs, Expenses and Taxes . . . . . . 23
          Section 7.08.  Binding Effect;
               Participations. . . . . . . . . . . . . . . . . 24
          Section 7.09.  Severability. . . . . . . . . . . . . 25
          Section 7.10.  GOVERNING LAW . . . . . . . . . . . . 25
          Section 7.11.  Submission to Jurisdiction;
               Waiver of Jury Trial. . . . . . . . . . . . . . 26
          Section 7.12.  Execution in Counterparts . . . . . . 26
          Section 7.13.  Entirety. . . . . . . . . . . . . . . 27
          Section 7.14.  Headings. . . . . . . . . . . . . . . 27
          Section 7.15.  LIQUIDITY PROVIDER'S
               OBLIGATION TO MAKE ADVANCES . . . . . . . . . . 27


ANNEX I   Interest Advance Notice of Borrowing
ANNEX II  Non-Extension Advance Notice of Borrowing
ANNEX III Downgrade Advance Notice of Borrowing
ANNEX IV  Final Advance Notice of Borrowing
ANNEX V   Notice of Termination
ANNEX VI  Notice of Replacement Subordination Agent

                   REVOLVING CREDIT AGREEMENT


               This REVOLVING CREDIT AGREEMENT dated as of
January 31, 1996, between WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class B Trust (as defined below) (the "Borrower"), and CREDIT SUISSE, a bank organized under the laws of Switzerland acting through its New York branch (the "Liquidity Provider").


                      W I T N E S S E T H :

               WHEREAS, pursuant to the Class B Trust Agreement
(such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Class B Trust is issuing the Class B Certificates; and

               WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class B Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

               NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

               Section 1.01.  Certain Defined Terms.
(a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

               "Additional Cost" has the meaning assigned to such term in Section 3.01.

               "Advance" means an Interest Advance, a Final
          Advance, a Provider Advance, an Applied Provider
          Advance or an Unpaid Advance, as the case may be.

               "Applicable Liquidity Rate" has the meaning assigned to such term in Section 3.07(c).

               "Applicable Margin" means (w) with respect to any Unpaid Advance (including an Applied Provider Advance) that is a LIBOR Advance, 2.00%, (x) with respect to any Unpaid Advance (including an Applied Provider Advance) that is a Base Rate Advance, 1.00%, (y) with respect to any Provider Advance (other than an Applied Provider Advance) that is a LIBOR Advance, 0.75%, and (z) with respect to any Provider Advance (other than an Applied Provider Advance) that is a Base Rate Advance, 0%.

               "Applied Provider Advance" has the meaning assigned to such term in Section 2.06(a).

               "Available Commitment" means, at any time of determination, an amount equal to (i) the Commitment at such time less (ii) subject to the proviso contained in the third sentence of Section 2.02(a), the aggregate amount of each Interest Advance outstanding at such time; provided that following a Non-Extension Advance, a Downgrade Advance or a Final Advance, the Available Commitment shall be zero.

               "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (i) the base commercial lending rate announced from time to time by Credit Suisse, New York Branch, or (ii) the rate quoted by Credit Suisse, New York Branch, at approximately 11:00 A.M., New York City time, to dealers in the New York Federal funds market for overnight offering of dollars by Credit Suisse, New York Branch, for deposit plus one-quarter of one percent (1/4%).

               "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

               "Borrower" has the meaning assigned to such term in the recital of parties to this Agreement.

               "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing.

               "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York or, so long as any Class B Certificate is outstanding, the city and state in which the Class B Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.


               "Commitment" means, initially, $11,772,633.60, as the same may be reduced from time to time in accordance with Section 2.04(a).

               "Downgrade Advance" means an Advance made pursuant to Section 2.02(c).

               "Effective Date" has the meaning specified in
          Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

               "Excluded Taxes" has the meaning assigned to such term in Section 3.01.

               "Excluded Withholding Taxes" means (i) withholding taxes imposed under laws in effect on the date hereof by the United States on payments to a recipient in the jurisdiction in which the Liquidity Provider's initial Lending Office is located, and (ii) withholding taxes imposed by the United States on payments to a recipient in any other jurisdiction to which such Lending Office is moved if, under the laws in effect at the time of such move, such laws would require greater withholding taxes than the laws applicable to the jurisdiction from which such Lending Office was moved.

               "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation).

               "Expiry Date" means January 29, 1997, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10.

               "Final Advance" means an Advance made pursuant to
          Section 2.02(d).

               "Intercreditor Agreement" means the Intercreditor Agreement dated the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement) and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

               "Interest Advance" means an Advance made pursuant to Section 2.02(a).

               "Interest Period" means, with respect to any LIBOR
          Advance, each of the following periods:

               (i) the period beginning on the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance and ending on the next Regular Distribution Date; and

               (ii) each subsequent period commencing on the last day of the immediately preceding Interest
               Period and ending on the next Regular Distribution
               Date;

          provided, however, that if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Liquidity Provider's receipt of the Notice of the Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date following such conversion (in the case of clause (y) above).

               "Lending Office" means the lending office of the Liquidity Provider, presently located at New York, New York, or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder.

               "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

               "LIBOR Rate" means, with respect to any Interest Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in dollars are offered to Credit Suisse in the London interbank market at approximately
          11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               "Liquidity Event of Default" means the occurrence of either (a) the acceleration of all of the Equipment
          Notes or (b) a Continental Bankruptcy Event.

               "Liquidity Indemnitee" means (i) the Liquidity Provider, (ii) each affiliate of the Liquidity Provider, (iii) the respective directors, officers, employees, agents and servants of the Liquidity Provider and its affiliates, and (iv) the successors and permitted assigns of the persons described in clauses (i) through (iii), inclusive.

               "Liquidity Provider" has the meaning assigned to such term in the recital of parties to this Agreement.

               "Non-Excluded Tax" has the meaning specified in
               Section 3.03.

               "Non-Extension Advance" means an Advance made pursuant to Section 2.02(b).

               "Notice of Borrowing" has the meaning specified in
          Section 2.02(e).

               "Notice of Replacement Borrower" has the meaning specified in Section 3.08.

               "Offering Circular" means the Offering Circular dated January 24, 1996 relating to the Certificates, as such Offering Circular may be amended or supplemented.

               "Participation Purchase Agreement"  means the
          Participation Purchase Agreement dated the date hereof relating to this Agreement, between the Liquidity
          Provider and Continental.

               "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing
          Equipment Notes.

               "Provider Advance" means a Downgrade Advance or a Non-Extension Advance.

               "Provider Advance Amortization Date" has the meaning assigned to such term in Section 2.06(d).

               "Regulatory Change" has the meaning assigned to such term in Section 3.01.

               "Related Indemnitee" means, with respect to any Liquidity Indemnitee, its director, officer, employee, agent, affiliate or employer.

               "Replenishment Amount" has the meaning assigned to such term in Section 2.06(b).

               "Required Amount" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class B Certificates, without giving effect to any adjustment pursuant to the Registration Rights Agreement, plus an additional margin of 0.50% per annum (provided that such additional margin shall cease to apply at such time as the interest rate borne by the Certificates is no longer subject to increase pursuant to the terms of the Registration Rights Agreement), that would be payable on the Class B Certificates on each of the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class B Certificates on such day and without regard to expected future payments of principal on the Class B Certificates.

               "Termination Date" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class B Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to
          Section 3.6(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

               "Termination Notice" means the Notice of Termination substantially in the form of Annex V to this Agreement.

               "Transferee" has the meaning assigned to such term in Section 7.08(b).

               "Unpaid Advance" has the meaning assigned to such term in Section 2.05.

               (b)  Terms Defined in the Intercreditor Agreement.

For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

          "Certificates", "Class A Certificates", "Class B Cash Collateral Account", "Class B Certificates", "Class B Certificateholders", "Class B Trust", "Class B Trust Agreement", "Class B Trustee", "Class C Certificates, "Class D Certificates", "Continental", "Continental Bankruptcy Event", "Controlling Party", "Corporate Trust Office", "Distribution Date", "Equipment Notes", "Fee Letter", "Indenture", "Initial Purchasers", "Liquidity Facility", "Moody's", "Operative Agreements", "Participation Agreements", "Performing Equipment Note", "Person", "Pool Balance", "Purchase Agreement","Rating Agency", "Refunding Agreement", "Registration Rights Agreement", "Regular Distribution Date", "Replacement Liquidity Facility", "Responsible Officer", "Scheduled Payment", "Special Payment", "Standard & Poor's", "Stated Interest Rate", "Subordination Agent", "Taxes", "Threshold Rating", "Triggering Event", "Trust Agreements", "Trustee" and "Written Notice".


                           ARTICLE II

               AMOUNT AND TERMS OF THE COMMITMENT

               Section 2.01.  The Advances.  The Liquidity
Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 Noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of
Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Commitment.

               Section 2.02. Making the Advances. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Available Commitment at such time and shall be used solely for the payment when due of interest on the Class B Certificates at the Stated Interest Rate therefor in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Available Commitment shall be reinstated by the amount of such repaid Interest Advance; provided, however, that the Available Commitment shall not be so reinstated at any time if (i) a Triggering Event shall have occurred and be continuing and (ii) there is a Performing Note Deficiency.

               (b) A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.6(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility shall have been delivered to the Borrower in accordance with said Section 3.6(d)) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account in accordance with said Section 3.6(d).

               (c) A Downgrade Advance shall be made in a single Borrowing upon a downgrading of the Liquidity Provider's short-term unsecured debt rating issued by either Rating Agency below the Threshold Rating (as provided for in Section 3.6(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility shall have been delivered to the Borrower in accordance with said
Section 3.6(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account in accordance with said Section 3.6(c).

               (d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account (in accordance with Section 3.6(i) of the Intercreditor Agreement).

               (e) Each Borrowing shall be made on notice in writing (a "Notice of Borrowing") in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given not later than 12:00 Noon (New York City time) on the Business Day prior to the day of the proposed Borrowing by the Borrower to the Liquidity Provider. Upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall, before 12:00 Noon (New York City time) on the date of such Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available for the account of its Lending Office, in U.S. dollars and in immediately available funds, the amount of such Borrowing to be paid to the Borrower in accordance with its payment instructions. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 12:00 Noon (New York City time) on a Business Day, the Liquidity Provider shall, before 12:00 Noon (New York City time) on the second Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available to the Borrower, in accordance with its payment instructions, in U.S. dollars and in immediately available funds, the amount of such Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

               (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other person (including the holder of any Class B Certificate or the Class B Trustee) who makes to the Class B Trustee or the Borrower a demand for payment with respect to any Class B Certificate. Following the making of any Advance pursuant to
Section 2.02(b), (c) or (d) hereof to fund the Class B Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class B Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class B Cash Collateral Account. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

               Section 2.03.  Fees.  The Borrower agrees to pay
to the Liquidity Provider the fees set forth in the Fee Letter.

               Section 2.04. Reduction or Termination of the Commitment. (a) Automatic Reductions. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class B Certificates or otherwise, the Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction of the Commitment to the Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the Commitment.

               (b)  Termination.  Upon the making of any
Non-Extension Advance, Downgrade Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

               Section 2.05. Repayments of Interest Advances or the Final Advance. Subject to Sections 2.07 and 2.09 hereof, the Borrower hereby agrees to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance as provided in
Section 3.07 hereof. Subject to Sections 2.06, 2.07 and 2.09 hereof, unless otherwise waived by the Liquidity Provider, the Borrower shall be obligated, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to repay the Liquidity Provider for all Advances on the same day as made. The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

               Section 2.06.  Repayments of Provider Advances.
(a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class B Cash Collateral Account, invested and withdrawn from the Class B Cash Collateral Account as set forth in Sections 3.6(c), (d) and (f) of the Intercreditor Agreement. The Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class B Cash Collateral Account for the purpose of paying interest on the Class B Certificates in accordance with Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being, an "Applied Provider Advance") shall be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided further, however, that if, following the making of a Provider Advance, a Termination Notice is delivered to the Subordination Agent pursuant hereto, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Immediately upon the withdrawal of any amounts from the Class B Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay the Provider Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section
3.07 hereof.

               (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Class B Cash Collateral Account of any amount pursuant to clause "fourth" of Section 3.2 of the Intercreditor Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances shall be automatically reduced by the amount of such Replenishment Amount and (ii) the principal amount of the outstanding Provider Advance shall be automatically increased by the amount of such Replenishment Amount.

               (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with
Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class B Cash Collateral Account after giving effect to any application of funds therefrom to any payment of interest on the Class B Certificates on the date of such replacement shall be reimbursed to the Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Provider all amounts owing to it hereunder.

               (d) Any portion of any Provider Advance made prior to the tenth anniversary of the date hereof and remaining unrepaid as of such date (or, if this Agreement has been extended beyond such tenth anniversary, as of such extended date) (the "Provider Advance Amortization Date") shall be payable to the Liquidity Provider in eight quarterly installments on each successive Regular Distribution Date commencing on the first Regular Distribution Date following the Provider Advance Amortization Date. Each such installment shall be in an amount equal to 12.50% of the full outstanding amount of such Provider Advance as of the Provider Advance Amortization Date, together with accrued interest thereon as provided in Section 3.07 to but excluding the date of payment of such installment; provided, however, that the Borrower shall not be required to make amortization payments pursuant to this Section 2.06(d) to the extent the Liquidity Provider has received payments from Continental in respect of the purchase price for the participation to be acquired by Continental pursuant to the Participation Purchase Agreement; and provided further, however, that the final installment payable by the Borrower, if any, under this Section 2.06(d) shall in any event be in an amount equal to the lesser of (x) the then outstanding principal amount of such Provider Advance and (y) the Liquidity Provider Share (as defined in the Participation Purchase Agreement) of such Provider Advance, in each case together with accrued interest due thereon to the date of payment of such final installment. The foregoing exception to the Borrower's obligation to make amortization payments pursuant to this Section 2.06(d) relates to the timing of the Borrower's repayment obligations in respect of Provider Advances only and in no event does the foregoing exception relieve the Borrower from its obligation to make repayments to the Liquidity Provider at the times and in the amounts otherwise provided for hereunder and under the Intercreditor Agreement.

               Section 2.07. Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement.

               Section 2.08.  Book Entries.  The Liquidity
Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

               Section 2.09.  Payments from Available Funds Only.

All payments to be made by the Borrower under this Agreement shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or payments under
Section 10.1 of the Participation Agreements and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement.
The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class B Cash Collateral Account shall be available to the Borrower to make payments only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement.

               Section 2.10. Extension of the Expiry Date; Non-Extension Advance. No earlier than the 60th day prior to the then effective Expiry Date, the Borrower shall request that the Liquidity Provider extend the Expiry Date for a period of 364 days after the then effective Expiry Date (unless the obligations of the Liquidity Provider are earlier terminated in accordance with the terms hereof). The Liquidity Provider shall advise the Borrower, no earlier than 30 days and no later than 25 days prior to the then effective Expiry Date, whether, in its sole discretion, it agrees to so extend the Expiry Date. If the Liquidity Provider advises the Borrower on or before the 25th day prior to the Expiry Date then in effect that such Expiry Date shall not be so extended, or fails to advise the Borrower (and if the Liquidity Provider shall not have been replaced in accordance with Section 3.6(e) of the Intercreditor Agreement), the Borrower shall be entitled on such 25th day to request, and upon such request the Liquidity Provider shall promptly make, a Non-Extension Advance in accordance with Section 2.02(b) hereof and
Section 3.6(d) of the Intercreditor Agreement.

                           ARTICLE III

                   OBLIGATIONS OF THE BORROWER

               Section 3.01. Increased Costs. The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any costs incurred by the Liquidity Provider which are attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or monetary authority charged with the interpretation or administration thereof (a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances (other than Excluded Withholding Taxes or taxes imposed on the overall net income of the Liquidity Provider or of its Lending Office for any of such Advances by the jurisdiction where the Liquidity Provider's principal office or such Lending Office is located; the taxes referred to in this parenthetical being "Excluded Taxes"); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or any deposits referred to in the definition of LIBOR Rate or related definitions); or (3) imposes any other condition affecting this Agreement or the Intercreditor Agreement (or any such extensions of credit or liabilities). The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgement of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

               The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this
Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

               Section 3.02. Capital Adequacy. In the event that (1) compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or (2) compliance by the Liquidity Provider or any corporation controlling the Liquidity Provider with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder, and other similar obligations, the Borrower shall pay to the Liquidity Provider such additional amount as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder. The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

               The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this
Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the bank and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

               Section 3.03. Payments Free of Deductions. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as "Non-Excluded Taxes" and, individually, as a "Non-Excluded Tax"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Non-Excluded Taxes) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider. From time to time upon the reasonable request of the Borrower, the Liquidity Provider agrees to provide to the Borrower two original Internal Revenue Service Forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.

               Section 3.04. Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to Credit Suisse, New York, Loan Clearing Account No. 904996-02.

               Section 3.05. Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

               Section 3.06.  Payment on Non-Business Days.
Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

               Section 3.07. Interest. (a) The Borrower shall pay, or shall cause to be paid, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Class B Cash Collateral Account to pay interest on the Class B Certificates) to but excluding the date such principal amount shall be paid in full and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section
3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect. Nothing contained in this Section 3.07 shall require the Borrower to pay any amount under this Section 3.07 other than to the extent the Borrower shall have funds available therefor.

               (b)  Each Advance will be either a Base Rate
Advance or a LIBOR Advance, as provided in this Section. Each Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance; provided that the Borrower (at the direction of the Controlling Party) may convert the Final Advance into a Base Rate Advance on the last day of an Interest Period for such Advance by giving the Liquidity Provider no less than four Business Days' prior written notice of such election.

               (c) Each LIBOR Advance shall bear interest during each Interest Period at the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

               Each Base Rate Advance shall bear interest at the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

               Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances) shall bear interest at the Base Rate.

               Each change in the Base Rate shall become effective immediately. The rates of interest specified in this
Section 3.07(c) with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

               Section 3.08. Replacement of Borrower. From time to time, upon the effective date and time specified in a written and completed Notice of Replacement Borrower in substantially the form of Annex VI attached hereto (a "Notice of Replacement Borrower") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

               Section 3.09. Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred as a result of:

               (1) Any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

               (2) Any failure by the Borrower to borrow or convert, as the case may be, a LIBOR Advance on the date for borrowing or conversion, as the case may be, specified in the relevant notice under Section 2.02 or 3.07.

               Section 3.10. Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

                           ARTICLE IV

                      CONDITIONS PRECEDENT

               Section 4.01.  Conditions Precedent to
Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the
"Effective Date") on which the following conditions precedent have been satisfied or waived:

               (a) The Liquidity Provider shall have received on or before January 31, 1996 each of the following, each dated such date (except for those documents delivered pursuant to paragraphs (v) and (vii) of this Section 4.01(a)), and each in form and substance satisfactory to the Liquidity Provider:

               (i) This Agreement duly executed on behalf of the Borrower;

               (ii) The Participation Purchase Agreement, duly executed on behalf of Continental, and the Intercreditor Agreement duly executed on behalf of each of the parties thereto;

               (iii) Counterparts (or certified copies thereof) of each of the Operative Agreements (other than this Agreement and the Intercreditor Agreement) which, when taken together, bear the signatures of all of the respective parties thereto and which are in full force and effect in accordance with their respective terms;

               (iv) A copy of the Offering Circular and specimen copies of the Class B Certificates;

               (v) Evidence that, on the Effective Date, the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates will receive long-term credit ratings from Moody's of not lower than A2, Baa1, Ba1 and B1, respectively, and from S&P of not lower than A+, BBB+, BB+ and B+, respectively;

               (vi)  An executed or certified copy of each
               document, instrument, certificate and opinion delivered pursuant to the Class B Trust Agreement, the Intercreditor Agreement, the Refunding Agreements and the other Operative Agreements (together with, in the case of each such opinion, other than the opinion of counsel for the Initial Purchasers, a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as if it were addressed to the Liquidity Provider);

               (vii) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees and the Liquidity Provider created by the Operative Agreements;

               (viii)  Copies of the appraisals attached as
               exhibits to the Offering Circular;

               (ix) An agreement from Continental, pursuant to which (i) Continental agrees to provide certain financial statements to the Liquidity Provider, and such other information as the Liquidity Provider shall reasonably request with respect to the transactions contemplated by the Operative Agreements, in each case, only to the extent that Continental is obligated to provide such information pursuant to Section 8.2 of the Leases to the parties thereto, (ii) Continental agrees to allow the Liquidity Provider to inspect Continental's books and records regarding such transactions, and to discuss such transactions with officers and employees of Continental, and
               (iii) Continental confirms the ability of the Liquidity Provider to enforce the indemnification described in Section 7.05 hereof, and

               (x) Such other documents, instruments, opinions and approvals (and, if requested by the Liquidity Provider, certified duplicates or executed copies thereof) as the Liquidity Provider shall have reasonably requested.

               (b) The following statements shall be true and shall be deemed to have been represented by each party (other than clauses (ii) and (iii) below, which shall be deemed to have been represented only by Continental) to the Refunding Agreements as being true on and as of the Effective Date:

               (i) The representations and warranties of such Person contained in each Refunding Agreement are true and correct on and as of the Effective Date as though made on and as of the Effective Date;

               (ii) No event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default; and

               (iii) There has been no material adverse change in the business, financial condition, operations, property or prospects of Continental since
               September 30, 1995.

               (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

               (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied, all conditions precedent to the effectiveness of the other Liquidity Facilities shall have been satisfied, and all conditions precedent to the purchase of the Certificates by the Initial Purchasers under the Purchase Agreement shall have been satisfied (unless any of such conditions precedent under the Purchase Agreement shall have been waived by the Initial Purchasers).

               (e)  The Borrower shall have received a
          certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of Section 2.01 hereof have been satisfied or waived (other than this Section 4.01(e)).

               Section 4.02. Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advances requested.


                            ARTICLE V

                            COVENANTS

               Section 5.01.  Affirmative Covenants of the
Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

               (a) Performance of This and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

               (b)  Reporting Requirements.  Furnish to the
          Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

               Section 5.02.  Negative Covenants of the Borrower.

So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not, without the written consent of the Liquidity Provider:

               (a) Amendments. Modify, amend or supplement, or give any consent to any modification, amendment or supplement or make any waiver with respect to, any provision of the Trust Agreements or the Intercreditor Agreement, except for any supplemental agreement to the Trust Agreements provided for in Section 9.01 thereof.

               (b) Borrower. Appoint or permit or suffer to be appointed any successor Borrower without the prior written approval of the Liquidity Provider (which approval shall not be unreasonably withheld).


                           ARTICLE VI

                   LIQUIDITY EVENTS OF DEFAULT

               Section 6.01.  Liquidity Events of Default.  If
(a) any Liquidity Event of Default occurs hereunder and (b) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) this Agreement to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.6(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to Sections
2.07 and 2.09 hereof, all Advances, any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.


                           ARTICLE VII

                          MISCELLANEOUS

               Section 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               Section 7.02.  Notices, Etc.  Except as otherwise
expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

               Borrower:  WILMINGTON TRUST COMPANY
               Rodney Square North
               1100 North Market Square
               Wilmington, DE  19890-0001

               Attention:  Corporate Trust Administration
               Telephone:  (302) 651-1000
               Telecopy:  (302) 651-8882


               Liquidity Provider:CREDIT SUISSE
               12 East 49th Street
               New York, NY  10017

               Attention:  Aircraft Finance Department
               Telephone:  (212) 238-5335
               Telecopy:  (212) 238-5331

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Articles II and III hereof shall not be effective until received by the Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

               Section 7.03. No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               Section 7.04. Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

               Section 7.05.  Indemnification; Survival of
Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section
10.1 of the Participation Agreements.   In addition, the Borrower
agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever, whether arising before, on or after the date hereof, that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, this Agreement, the Fee Letter, the Intercreditor Agreement, the Refunding Agreement or the Participation Purchase Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee (i) to the extent such Expense is attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any Related Indemnitee, (ii) that is ordinary and usual operating overhead expense, (iii) to the extent such Expense is attributable to the failure by such Liquidity Indemnitee or its Related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or the Participation Purchase Agreement. The indemnities contained in such Section 10.1, and the provisions of Sections 3.01, 3.02, 3.03, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

               Section 7.06.  Liability of the Liquidity
Provider. (a) Neither the Liquidity Provider nor any of its officers or directors shall be liable or responsible for:
(i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.

               (b) The Liquidity Provider shall not be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or
(ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

               Section 7.07. Costs, Expenses and Taxes. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider and (B) on demand, all reasonable costs and expenses of the Liquidity Provider (including reasonable counsel fees and expenses) in connection with (i) the enforcement of this Agreement, the Participation Purchase Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement, the Participation Purchase Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or
(iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Participation Purchase Agreement, the Intercreditor Agreement or any other Operative Document or otherwise affecting the application of funds in the Cash Collateral Accounts. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

               Section 7.08.  Binding Effect; Participations.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, subject to the requirement of Section 7.08(b). The Liquidity Provider may grant participations herein or in any of its rights or security hereunder and under the other Operative Agreements to such Persons as the Liquidity Provider may in its sole discretion select, subject to the requirement of
Section 7.08(b). No such participation by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants (other than Continental). Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

               (b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation or transfers any interest in this Agreement to any bank or other entity (each, a "Transferee"), then, concurrently with the effectiveness of such transfer, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld by the Borrower or the Liquidity Provider with respect to any payments to be made to such Transferee in respect of this Agreement,
(ii) furnish to the Liquidity Provider and the Borrower either
(x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form 4224 or Form 1001, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form 4224 or Form 1001, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form 1001 or Form 4224 that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to them indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

               (c)  Notwithstanding the other provisions of this
Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

               Section 7.09. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

               Section 7.10.  GOVERNING LAW.  THIS AGREEMENT
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW
OF THE STATE OF NEW YORK.

               Section 7.11.  Submission to Jurisdiction; Waiver
of Jury Trial.

               (a) Each of the parties hereto hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in
          Section 7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel.

THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY
OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS
AGREEMENT.

               Section 7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

               Section 7.13.  Entirety.  This Agreement and the
other Operative Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

               Section 7.14.  Headings.  Section headings in this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               Section 7.15. LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                              WILMINGTON TRUST COMPANY, not in
                                its individual capacity but
solely as
                                Subordination Agent and Trustee,
                                as Borrower


                              By:_____________________________
                                     Name:
                                     Title:


                              CREDIT SUISSE,
                                 as Liquidity Provider


                              By:_____________________________
                                 Name:
                                 Title:


                              By:_____________________________
                                 Name:
                                 Title:

                                                       Annex I to
                                       Revolving Credit Agreement

              INTEREST ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to CREDIT SUISSE (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of January 31, 1996, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

          (1)  The Borrower is the Subordination Agent under the
     Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used for the payment of interest on the Class B Certificates which was payable on ______________ in accordance with the terms and provisions of the Class B Trust Agreement and the Class B Certificates pursuant to clause fourth of Section 3.2 of the Intercreditor Agreement or clause sixth of Section 3.3 of the Intercreditor Agreement, which Advance is requested to be made on
     __________.

          (3) The amount of the Interest Advance requested hereby (i) is $_________, to be applied in respect of the payment of interest which was due and payable on the Class B Certificates on such Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, the Class B Certificates, the Class C Certificates or the Class D Certificates, or interest on the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Available Commitment on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.2 or 3.3 of the Intercreditor Agreement, as the case may be, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

          (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Rate Advance on the third Business Day following your receipt of this notice.

          The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Certificate and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ______ day of __________, ____.


                           WILMINGTON TRUST COMPANY, not in
                              its individual capacity but solely
                              as Subordination Agent, as Borrower



                           By________________________________
                              Name:
                              Title:

       SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Interest Advance
Notice of Borrowing]

                                                      Annex II to
                                       Revolving Credit Agreement

            NON-EXTENSION ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to CREDIT SUISSE (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of January 31, 1996, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

          (1)  The Borrower is the Subordination Agent under the
     Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, which Advance is requested to be made on ________.

          (3) The amount of the Non-Extension Advance requested hereby (i) is $_________, which equals the Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class B Certificates, or principal of or interest or premium on, the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and
     (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

          (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Rate Advance on the third Business Day following your receipt of this notice.

          The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the _______ day of __________, ____.


                          WILMINGTON TRUST COMPANY, not in
                              its individual capacity but solely
                              as Subordination Agent, as Borrower


                          By_______________________________
                             Name:
                             Title:

     SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

         [Insert Copy of Computations in accordance with Non-Extension Advance Notice of Borrowing]

                                                     Annex III to
                                       Revolving Credit Agreement

              DOWNGRADE ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby certifies to CREDIT SUISSE (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of January 31, 1996, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

          (1)  The Borrower is the Subordination Agent under the
     Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement by reason of the downgrading of the short-term unsecured debt rating of the Liquidity Provider issued by either Rating Agency below the Threshold Rating, which Advance is requested to be made on _________.

          (3) The amount of the Downgrade Advance requested hereby (i) is $_________, which equals the Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and
     (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

          (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Rate Advance on the third Business Day following your receipt of this notice.

          The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ___ day of _________, ______.


                           WILMINGTON TRUST COMPANY, not in
                              its individual capacity but solely
                              as Subordination Agent, as Borrower


                           By_____________________________
                              Name:
                              Title:

       SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

[Insert Copy of computations in accordance with Downgrade Advance
Notice of Borrowing]

                                                      Annex IV to
                                       Revolving Credit Agreement

                FINAL ADVANCE NOTICE OF BORROWING

          The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to CREDIT SUISSE (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of January 31, 1996, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

          (1)  The Borrower is the Subordination Agent under the
     Intercreditor Agreement.

          (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on ________.

          (3)  The amount of the Final Advance requested hereby
     (i) is $______, which equals the Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account in accordance with
     Section 3.6(i) of the Intercreditor Agreement upon receipt by the Borrower of a Termination Notice from the Liquidity Provider in respect of the Liquidity Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

          (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and
     (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

          (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Rate Advance on the third Business Day following your receipt of this notice.

          The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ___ day of _________, ____.


                          WILMINGTON TRUST COMPANY, not in
                              its individual capacity but solely
                              as Subordination Agent, as Borrower


                          By ___________________________
                             Name:
                             Title:

         SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

         [Insert Copy of Computations in accordance with Final Advance Notice of Borrowing]

                                                       Annex V to
                                       Revolving Credit Agreement

NOTICE OF TERMINATION

                                                  [Date]
Wilmington Trust Company,
   as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Square
Wilmington, DE  19890-0001

Attention:  Corporate Trust Administration

     Revolving Credit Agreement dated as of January 31, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust 1996-B, as Borrower, and Credit Suisse (the "Liquidity Agreement")


Ladies and Gentlemen:

          You are hereby notified that pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and a Performing Note Deficiency (each as defined therein) or other event specified therein, we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.6(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

          THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR
UNDER THE LIQUIDITY AGREEMENT.  OUR OBLIGATIONS TO MAKE ADVANCES
UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH
BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                              Very truly yours,

                              CREDIT SUISSE


                              By
                                Name:
                                Title:

cc:  Wilmington Trust Company,
        as Class B Trustee

                                                      Annex VI to
                                       Revolving Credit Agreement

            NOTICE OF REPLACEMENT SUBORDINATION AGENT

                                                           [Date]

Attention:



     Revolving Credit Agreement dated as of January 31, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-B Pass Through Trust, as Borrower, and Credit Suisse (the "Liquidity Agreement")



Ladies and Gentlemen:

          For value received, the undersigned beneficiary hereby irrevocably transfers to:

                    ______________________________
                         [Name of Transferee]


                    ______________________________
                         [Address of Transferee]


all rights of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement.

          By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

          We ask that this transfer be effective as of _________,
____.


                              WILMINGTON TRUST COMPANY, not in
                                its individual capacity but
                                solely as Subordination Agent,
                                as Borrower


                              By______________________________
                                Name:
                                Title: